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                                                                  EXHIBIT 6(b)-2

                                     FORM OF

                                 FIRST AMENDMENT

                           DATED AS OF APRIL ___, 1997

                                       TO

                             PARTICIPATION AGREEMENT

                             DATED AS OF MAY 3, 1993

                                      AMONG

                     AMERICAN GENERAL LIFE INSURANCE COMPANY

                    AMERICAN GENERAL SECURITIES INCORPORATED

                            THE SIERRA VARIABLE TRUST

                                       AND

                     SIERRA INVESTMENT SERVICES CORPORATION

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               THIS FIRST AMENDMENT, dated as of the ____ day of April, 1997, to the Participation Agreement (the "Agreement"), dated as of May 3, 1993, by and among AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL"), a Texas life insurance company, AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), a Texas corporation, THE SIERRA VARIABLE TRUST (the "Trust"), a Massachusetts business trust, and SIERRA INVESTMENT SERVICES CORPORATION, a California corporation (the "Distributor") (collectively, the "Parties"):

                                   WITNESSETH:

               WHEREAS, the Agreement provides that the Trust and the Distributor may offer shares of investment funds of the Trust to AGL for its combination fixed and variable annuity contracts (the "Contracts"), which are in addition to those currently identified in the Agreement, and that AGL may purchase shares of such additional investment funds for its Contracts;

               WHEREAS, the Trust and the Distributor currently offer shares of four investment funds of the Trust to AGL for its Contracts, which are in addition to the investment funds currently identified in the Agreement, and AGL currently purchases shares of such investment funds for its Contract;

               WHEREAS, the Trust and the Distributor desire to offer shares of five new investment funds to AGL for its Contracts and AGL desires to purchase shares of such new investment funds for its Contracts;


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               WHEREAS, the Parties desire to amend the Agreement to
specifically identify all investment funds of the Trust offered to AGL for its Contracts; and

               WHEREAS, the Parties also desire to amend the Agreement to include certain representations concerning the new investment funds that the Trust and the Distributor intend to offer to AGL for its Contract and that AGL intends to purchase for its Contacts;

               NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties agree as follows:

               1. Section 1.1 of the Agreement entitled, "Availability of Separate Account Divisions," is amended to provide as follows:

                  1.1 Availability of Separate Account Divisions.

                              AGL represents that American General Life
               Insurance Company Separate Account D (the "Separate Account") is and will continue to be available to serve as an investment vehicle for its Contracts. The Contracts provide for the allocation of net amounts received by AGL to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding investment funds of the Trust that are made available through the Separate Account to act as underlying investment media. The Trust may from time to time add additional investment funds, which will become subject to this Agreement if they are made available as investment media for the Contracts. The investment funds of the Trust which are subject to this Agreement are set forth in Exhibit A to the Agreement. Exhibit A shall be amended from time to time as necessary to identify all investment funds offered under the Agreement. AGL will not unreasonably


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               deny any request by the Distributor to
               create new Divisions corresponding to such new Funds.

               2. Paragraph (c) of Section 4.3 of the Agreement is amended to provide as follows:

                             (c) The Trust represents and warrants that (i) the
               Trust does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, including the exemptive order issued by the Commission as Release No. IC-22047, which the Trust further represents and warrants is applicable to the Trust, (ii) its 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iii) the Trust Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

               IN WITNESS WHEREOF, the Parties have caused this First Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


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                             AMERICAN GENERAL LIFE INSURANCE COMPANY
                             By ______________________________________________
                             Title _____________________________________________

                             AMERICAN GENERAL SECURITIES INCORPORATED
                             By ______________________________________________
                             Title _____________________________________________

                             THE SIERRA VARIABLE TRUST
                             By ______________________________________________
                             Title _____________________________________________

                             SIERRA INVESTMENT SERVICES CORPORATION
                             By ______________________________________________
                             Title _____________________________________________




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                                    EXHIBIT A

                          INVESTMENT FUNDS OF THE TRUST
                                AS OF MAY 1, 1997


o              Global Money Fund
o              Short-Term High Quality Bond Fund
o              Short-Term Global Government Fund
o              U.S. Government Fund
o              Corporate Income Fund
o              Growth and Income Fund
o              Growth Fund
o              Emerging Growth Fund
o              International Growth Fund
o              Capital Growth Portfolio
o              Growth Portfolio
o              Balanced Portfolio
o              Value Portfolio
o              Income Portfolio